UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

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[LOGO]

On today’s call SATYA NADELLA JEFF WEINER AMY HOOD BRAD SMITH

Forward-Looking Statements This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft and LinkedIn, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect LinkedIn’s business and the price of the common stock of LinkedIn, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of LinkedIn and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on LinkedIn’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations of LinkedIn or Microsoft and potential difficulties in LinkedIn employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from LinkedIn’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us or against LinkedIn related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate LinkedIn’s operations, product lines, and technology and (ix) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to LinkedIn’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and LinkedIn file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this presentation. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and LinkedIn assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Additional Information and Where to Find It Nothing in this presentation shall constitute a solicitation to buy or subscribe for or an offer to sell any securities of LinkedIn or Microsoft or a solicitation of any vote or approval. In connection with the transaction, LinkedIn will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. This filing does not constitute a solicitation of any vote or approval. Promptly after filing its definitive proxy statement with the SEC, LinkedIn will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND STOCKHOLDERS OF LINKEDIN ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT LINKEDIN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LINKEDIN AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by LinkedIn with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at LinkedIn’s website (http://investors.linkedin.com) or by writing to LinkedIn Corporation, Investor Relations, 2029 Stierlin Court, Mountain View, California 94043. LinkedIn and its directors and executive officers may be deemed “participants” in the solicitation of proxies from LinkedIn’s stockholders with respect to the transaction. Information about LinkedIn’s directors and executive officers and their ownership of LinkedIn’s common stock is set forth in LinkedIn’s proxy statement on Schedule 14A filed with the SEC on April 22, 2016 and will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

June 13, 2016 World’s World’s Leading Professional Cloud + Leading Professional Network Microsoft’s and LinkedIn’s vision for the opportunity ahead

The deal The brand/ of The transaction is expected to close this calendar year Reid Hoffman (LinkedIn's chairman of the board, co founder and controlling shareholder) has stated his full support for the transaction, which the LinkedIn Board recommended unanimously, and his intention to vote all his shares in accordance with the Board's recommendation Jeff Weiner will remain CEO, report to Satya NadelIa and join the Microsoft Senior Leadership Team Linkedln will retain its distinct culture and independence Microsoft will acquire LinkedIn for $196 per share in an all-cash transaction valued at approximately $26.2 billion (inclusive of Linkedln's net cash)

6 Empower every person and Connect the world’s every organization on the professionals to make them planet to achieve moremore productive and successful A common mission Microsoft and Linkedln share a common mission centered on empowering people and organizations

6

A common mission

Microsoft and LinkedIn share a common mission centered on empowering people and organizations

Empower people and organizations

Microsoft

Empower every person and every organization on the planet to achieve more

LinkedIn

Connect the world's professionals to make them more productive and successful

8 Opportunity ahead increased engagement across LinkedIn as well as Office 365 and Dynamics monetization through individual and organization subscriptions and targeted advertising

9 A larger total addressable market $115B TAM LINKEDIN $315B NEW TAM, UP 58% $200B TAM MICROSOFT’S PRODUCTIVITY & BUSINESS PROCESS SEGMENT Note: TAM data reflects an internal analysis by Microsoft and LinkedIn from third-party sources including IDC, Gartner, Dell’Oro and ITU

The professional world

11 Connecting the professional world Recruiting & hiring managers Calendar Prospects Collaboration Documents Learning Email Expertise Message MICROSOFT GRAPH LINKEDIN GRAPH Jobs Insights Meetings Customer accounts Universities Contacts Co-workers

12 Illustrations How Microsoft and LinkedIn can reinvent ways to make professionals more productive

13 A professinal’s profile everywhere Windows Outlook SharePoint Word Excel PowerPoint Skype Growth opportunity LinkedIn Membership & MAU Office 365 MAU

A new daily habit Intelligent Newsfeed Today, since information lives in silos, professionals miss relevant news and waste time. In the future, the newsfeed will be the place to go for every professional to stay connected with the happenings in their network, industry and profession. Beyond all this, the feed will be constantly informed and tailored to the happenings at work like the meetings coming up and projects underway l llu IMtl!s.IJ Ret tedtoyourmHllf'I&With 0 Mandy Chane P. Cultu_re.1.s.Kn,& of Cuttuff'R Meolwon6jl4100p mllYou are meeting With D Aaron Jacobs Tod Aaron Jacobs 1t Contoso • Aaron was promoted to Vo<ePresdent three weeks ago • Hosted a sessoonatGlobalLead..-sh1pConference about Culture and theEmployeeN•nchet • You and Aaron both went toUniVe"'ty of No<hlgan Drivin&lnnovatton Throuch Culture « II> Contoso Culn.n ShanPant upbrd by Ron '-•rson IJ'J Related to a meetmgw1th 0Mandy Chang Culture is King Alex Nallay CEO at CPA Au>ttaha Pi tars of Culture 11 h I) JustinA&UitaBupd.attdhts mlprofilot CJ;Your shared OneNote notebook has been updated by Rlna Wittig =-2017 Plann•n& and PnontJUtton e ® @ News feed Ny Network Analyt1u lnSigMs Growth opportunity Linkedln Membership & MAU Office 365 MAU Ad revenue Growth opportunity LinkedIn Membership & MAU Office 365 MAU Ad revenue

15 A digit assistant that’s predictive Hi Jen, you are meeting with Sam next. You and Sam both went to the University of Washington and you both know Cindy Smith. Good news, the Huskies won last night’s game. Do you want to look at Sam’s profile? Do you want to see your meeting history with Cindy and Sam? Also, ok if I share the presentation for today with Sam? Growth opportunity Member MAU Office 365 MAU Ad revenue

16 Illustrations How Microsoft and LinkedIn can reinvent selling, marketing and talent management business processes

Selling to Social Selling Today, a sales person only sees doors to open through the lens of their individual contacts. In the future, professionals will move from selling to social selling. Users of Dynamics CRM and all other CRM systems will want to directly connect with LinkedIn Sales Navigator. This will transform the sales cycle with actionable insights and the ability for each seller to build deeper relationships with prospects and customers all to accelerate results. Top l = ., 15nf'" ;;: ,1( 14'1 UPDATES(15) -· T-. . 14'1DAV NVACTMTIES .-,. - ,.........Uits....,... 0:00 tao,. ""' " .. ...... Q .. ,.... . 0 300 400pn. O.,.I«Dutch folow ..with tnl"' Growth opportunity Linkedln MAU Linkedln Sales Navigator Revenue Dynamics Revenue

Organizational insights & transformation Today, organizations have limited ability to understand their own team's capability or productivity. In the future, we can give leaders the insight they need to understand their talent (like who they are, where they come from, where they go next) as well as their employees I effectiveness (like where they spend time and who they collaborate with). This combination will enable organizations to transform. ma You are meeting Wtth 0 Aaron Jacobs Aaron Jacobs Ja ' "' u Next ) M t1 at Contoso Jt Employee retention Vaur hiring this quarter • Aaron was promoted to \lice Pres.dent three weeks ago • Hosted a s.ess.on at Global Leadership Conference about Culture and theEmployee Mtndset Twltttt justt1a:t•r.otabk!CtP<I"tJr. Take this opportu11t) to g-et mo·e responses fro11 tf'l8r rt am. • You and Aaron both went to Univernty of MIChtgan Berb Gables \'P o•Eng -,ccrtnr.ilt Twiner Oepar.ed·MI'V2Cl· 0 Yc Jr emp. retentioOila¥e ishig1erth•'ll'(ll.' p 5. Hire'lou ..r,cviJ r'CO.Jitc'al ;:he!ongcot. S.::c rctcntion by sou rce of hi re 'imudcpar1J•""·lrf'L.r hom l.t:>.•cl'·'"u., • "Ml IIJtthth!!lndustry trof1d. See detailed ta lent flows tl1 i i:.i• QoJ. Related to a meetingw1th 0Mandy Chang P.etrJitersll y.oJgethlgl'e-rr 5pcn!!ratu•fter noubledepa rturUtl'ltt'tsi'l:tustJ')I. P :.. CuhrE,qVl r1l a• at3:00p Culture is King Understand i nJ tM talent la ndscaJle Alex Mallay CEO at CPA Australia Your shared OneNote notebook has been updated by QRina Wittig 2017 Plann•n& and Pnont1zallon Growth opportunity Linkedln Recruiter Revenue Office 365 Revenue Dynamics Revenue

18

Organizational insights & transformation

Today, organizations have limited ability to understand their own team's capability or productivity. In the future, we can give leaders the insight they need to understand their talent (like who they are, where they come from, where they go next) as well as their employees' effectiveness (like where they spend time and who they collaborate with). This combination will enable organizations to transform.


Response
Jobs
Talent Brand
My Hires
Custom Reports
Candidate response for Me (Sarah Vaughan)
for Last quarter
PDF
34%
response rate
93
55
24
14
61
Credits
Employee retention
Understanding the talent landscape
Your highest responding companies
Companies like yours have had success with
Vulnerability alert!
You are meeting with Aaron Jacobs
Aaron Jacobs
Related to a meeting with Mandy Chang
Culture is King
Alex Malley
Your shared OneNote notebook has been updated by Rina Wittig
2017 Planning and Prioritization

Growth opportunity

LinkedIn Recruiter Revenue
Office 365 Revenue
Dynamics Revenue

20 Value beyond these scenarios LinkedIn can utilize Microsoft’s field and distribution channels to reach new audiences and more customers Access to Microsoft’s scaled cloud infrastructure and technology stack Increased Bing engagement with the best professional search LinkedIn feed with Windows notifications Empower developers in new ways with rich APIs and new training opportunity

Summary of Approach

22 Regulatory approach We plan to obtain regulatory approval in the United States, the European Union, Canada and Brazil before closing the transaction We are confident about our prospects for obtaining regulatory approval by the end of this calendar year We believe the merger is highly complementary and will benefit consumer and enterprise users who will achieve more through our joint innovation and new scenarios

23 Transaction Overview Structure  $196 per share, $26.2 billion enterprise value  All cash consideration  Expected to close by the end of this calendar year Financing Purchase price to be financed primarily with new debt Financial Impact  Minimally (~1%) dilutive to non-GAAP EPS in FY17 and FY18 based on expected close date Accretive to Non-GAAP EPS in FY19 or less than two years post closing  Non-GAAP includes stock based compensation expense consistent with Microsoft's reporting practice, and excludes expected impact of purchase accounting adjustments as well as integration and transaction related expenses  $150 million of cost synergies annually by 2018 Capital Return Program Previously announced share buyback program (~$10B remaining) will be completed on schedule Financial Reporting  Currently expect to report results for LinkedIn post close in our Productivity and Business Processes segment  New KPIs will be finalized prior to close

24 World’s Leading Professional Cloud + World’s Leading Professional Network